UTStarcom, Inc.

Limited Power of Attorney - Securities Law
Compliance
The undersigned, as an officer or director of
UTStarcom, Inc. (the "Corporation"), hereby
constitutes and appoints Carmen Chang, Thomas
Savage, Su Ping Lu, Holly Grochmal, Brent Irvin and
Michael Sophie, and each of them (each, an
"Attorney" and collectively, the "Attorneys"), as
the undersigned's true and lawful attorney-in-fact
and agent to complete and execute such Forms 144,
Forms 3, 4 and 5 and other forms (including any
amendments thereto) as such Attorney shall in his or
her discretion determine to be required or advisable
pursuant to Rule 144 promulgated under the
Securities Act of 1933 (as amended, the "Act"),
Section 16 of the Securities Exchange Act of 1934
(as amended, the "Exchange Act") and the respective
rules and regulations promulgated thereunder, or any
successor laws and regulations, as a consequence of
the undersigned's ownership, acquisition or
disposition of or transactions in securities of the
Corporation, and to do all acts necessary in order
to file such forms with the Securities and Exchange
Commission, any securities exchange or national
association, the Corporation and such other person
or agency as the Attorney shall deem appropriate.
The undersigned hereby approves, ratifies and
confirms all that said attorneys-in-fact and agents
shall do or cause to be done by virtue hereof.
The authority of the Attorneys under this Limited
Power of Attorney shall continue until the
undersigned is no longer required to file such Forms
144, Forms 3, 4 and 5 and other forms (including any
amendments thereto) as may be required pursuant to
the laws and regulations described above with regard
to his or her ownership, acquisition or disposition
of or transactions in securities of the Corporation,
unless earlier revoked in writing.  The undersigned
acknowledges that the Attorneys are not assuming any
of the undersigned's responsibilities to comply with
Rule 144 promulgated under the Act or Section 16 of
the Exchange Act.
This Limited Power of Attorney is executed at
Richfield, MN, this 17th day of March 2005.
Signature: /s/ Allen Lenzmeier

Print Name: Allen Lenzmeier
Dated: 3/17/05

Witness:
Signature: /s/ Debra L. Selle
Type or Print Name: Debra L. Selle
Dated: 3/17/05